UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 29, 2013
INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-34400 (Commission File Number)	98-0626632 (IRS Employer Identification No.)

170/175 Lakeview Drive Airside Business Park Swords, Co. Dublin Ireland (Address of principal executive offices, including zip code)

(353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
As previously announced, Ingersoll-Rand plc (the “Ingersoll Rand”) is planning to combine and spin-off its residential and commercial security businesses into one, stand-alone publicly held company, Allegion plc. In connection therewith, on October 29, 2013, Ingersoll Rand sent a notice to its directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, informing them of a blackout period (the “Blackout Period”) that is being imposed on participants in the Ingersoll Rand Employee Savings Plan, the Ingersoll Rand Employee Savings Plan for Bargained Employees, the Ingersoll Rand Retirement Savings Plan for Participating Affiliates in Puerto Rico, and the Trane 401(k) and Thrift Plan (collectively, the “Plans”) and notifying them of the trading restrictions applicable to them during this Blackout Period. This notice was sent pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR, which generally prohibit executive officers and directors of an issuer from engaging in transactions involving the issuer’s equity securities acquired in connection with their service or employment as director or executive officer during any retirement plan blackout period. On October 29, 2013, the plan administrator of the Plans delivered notice to Ingersoll Rand of the trading restrictions relating to the Plans pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.
A copy of the form of notice to directors and executive officers, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
99.1	Form of Notice of Blackout Period to Directors and Executive Officers, dated October 29, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PLC
(Registrant)

Date: October 29, 2013	/s/ Evan M. Turtz
Evan M. Turtz
Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Form of Notice of Blackout Period to Directors and Executive Officers, dated October 29, 2013.